EXHIBIT 99.1
LGI Homes Reports Third Quarter 2024 Results and Updates Full Year 2024 Guidance
THE WOODLANDS, Texas, November 5, 2024 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the third quarter 2024 and the nine months ended September 30, 2024.
Third Quarter 2024 Highlights
•Home sales revenues increased 5.6% to $651.9 million
•Home closings increased 0.3% to 1,757 homes
•Average sales price per home closed increased 5.2% to $371,004
•Gross margin as a percentage of home sales revenues decreased 60 basis points to 25.1%
•Adjusted gross margin* as a percentage of home sales revenues was 27.2% in both comparable periods
•Net income before income taxes increased 2.7% to $91.9 million
•Net income increased 3.8% to $69.6 million, or $2.96 basic EPS and $2.95 diluted EPS

Nine Months Ended September 30, 2024 Highlights
•Home sales revenues decreased 6.0% to $1.6 billion
•Home closings decreased 9.6% to 4,495
•Average sales price per home closed increased 4.0% to $366,007
•Gross margin as a percentage of home sales revenues increased 190 basis points to 24.7%
•Adjusted gross margin* as a percentage of home sales revenues increased 220 basis points to 26.7%
•Net income before income taxes decreased 0.7% to $191.8 million
•Net income decreased 1.3% to $145.2 million, or $6.17 basic EPS and $6.15 diluted EPS
•Active selling communities at September 30, 2024 of 138
•Ending backlog at September 30, 2024 of 1,088 homes valued at $417.8 million
•Total owned and controlled lots at September 30, 2024 of 68,564
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•Total liquidity of $375.4 million at September 30, 2024, including cash and cash equivalents of $60.9 million and $314.5 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 42.7% at September 30, 2024

Management Comments
“Our strong third quarter financial results reflect our focus on operational excellence and a commitment to maximize our profitability,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“In the third quarter, we delivered 1,757 homes at an average sales price of $371,004, resulting in a 5.6% increase in revenue to $651.9 million. Our community count was 138 at the end of the third quarter, a 30.2% year-over-year increase, keeping us on pace to achieve our goal of approximately 150 communities by year-end. Our disciplined approach to pricing and incentives enabled us to deliver a gross margin of 25.1% and an adjusted gross margin of 27.2%. Both of these results represented sequential increases, exceeded the range of our full year 2024 guidance, and were aligned with our pre-pandemic, historical levels. Finally, pre-tax net income margin in the third quarter was 14.1%, an increase of 130 basis points sequentially and significantly higher than our pre-pandemic average of 12.8%.
“Given our performance to date and market trends observed thus far in the fourth quarter, we are updating our full year guidance for 2024. We now expect to close between 6,100 and 6,400 homes this year. Additionally, we are increasing the range of our gross margin and adjusted gross margin guidance by 50 basis points at both the low and high ends of our prior ranges.”

Mr. Lipar concluded, “While the industry continues to face near-term headwinds, the broader fundamentals of the housing market remain solid, and the appeal of homeownership endures. During this dynamic period, we remain committed to investing in the long-term growth of our business and delivering profitability-focused results for our stockholders.”
Full Year 2024 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is providing the following updates to its guidance for the full year 2024. The Company now expects:
•Home closings between 6,100 and 6,400
•Active selling communities at the end of 2024 of approximately 150
•Average sales price per home closed between $360,000 and $370,000
•Gross margin as a percentage of home sales revenues between 24.0% and 25.0%
•Adjusted gross margin (non-GAAP) as a percentage of home sales revenues between 26.0% and 27.0% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 14.0% and 14.5%
•Effective tax rate of approximately 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2024 are similar to those experienced to date in 2024 and that construction costs, availability of land and land development costs in the remainder of 2024 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, November 5, 2024 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.investor.lgihomes.com.
An archive of the Earnings Call will be available for replay on the Company’s website for one year from the date of the Earnings Call.

About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 70,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state and national level, including the Top Workplaces USA 2024 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2024 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and subsequent filings by the Company with the U.S. Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	September 30,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$60,903	$48,978
Accounts receivable	49,022	41,319
Real estate inventory	3,439,668	3,107,648
Pre-acquisition costs and deposits	33,676	30,354
Property and equipment, net	62,001	45,522
Other assets	159,399	113,849
Deferred tax assets, net	9,146	8,163
Goodwill	12,018	12,018
Total assets	$3,825,833	$3,407,851

LIABILITIES AND EQUITY
Accounts payable	$53,314	$31,616
Accrued expenses and other liabilities	229,097	271,872
Notes payable	1,546,459	1,248,332
Total liabilities	1,828,870	1,551,820

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,625,950 shares issued and 23,513,488 shares outstanding as of September 30, 2024 and 27,521,120 shares issued and 23,581,648 shares outstanding as of December 31, 2023	276	275
Additional paid-in capital	334,792	321,062
Retained earnings	2,034,917	1,889,716
Treasury stock, at cost, 4,112,462 shares as of September 30, 2024 and 3,939,472 shares as of December 31, 2023	(373,022)	(355,022)
Total equity	1,996,963	1,856,031
Total liabilities and equity	$3,825,833	$3,407,851

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Home sales revenues	$651,854	$617,539	$1,645,202	$1,750,166

Cost of sales	488,362	458,734	1,239,425	1,350,608
Selling expenses	55,196	49,781	149,196	141,811
General and administrative	27,991	26,748	90,022	84,334
Operating income	80,305	82,276	166,559	173,413
Other income, net	(11,547)	(7,173)	(25,270)	(19,793)
Net income before income taxes	91,852	89,449	191,829	193,206
Income tax provision	22,277	22,407	46,628	46,068
Net income	$69,575	$67,042	$145,201	$147,138
Earnings per share:
Basic	$2.96	$2.85	$6.17	$6.24
Diluted	$2.95	$2.84	$6.15	$6.21

Weighted average shares outstanding:
Basic	23,500,349	23,546,061	23,540,620	23,562,374
Diluted	23,579,592	23,640,686	23,611,906	23,696,095

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Home sales revenues	$651,854	$617,539	$1,645,202	$1,750,166
Cost of sales	488,362	458,734	1,239,425	1,350,608
Gross margin	163,492	158,805	405,777	399,558
Capitalized interest charged to cost of sales	12,954	8,580	30,187	24,475
Purchase accounting adjustments (1)	1,157	767	3,134	5,511
Adjusted gross margin	$177,603	$168,152	$439,098	$429,544
Gross margin % (2)	25.1%	25.7%	24.7%	22.8%
Adjusted gross margin % (2)	27.2%	27.2%	26.7%	24.5%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended September 30, 2024					As of September 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$164,439	509	$323,063	45.7	3.7	47
Southeast	155,205	466	333,058	27.3	5.7	29
Northwest	83,061	150	553,740	14.3	3.5	15
West	150,646	361	417,302	23.0	5.2	24
Florida	98,503	271	363,480	23.0	3.9	23
Total	$651,854	1,757	$371,004	133.3	4.4	138

	Three Months Ended September 30, 2023					As of September 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$183,615	561	$327,299	34.7	5.4	34
Southeast	149,593	452	330,958	23.7	6.4	24
Northwest	67,666	131	516,534	11.0	4.0	11
West	94,950	249	381,325	14.3	5.8	15
Florida	121,715	358	339,986	20.0	6.0	22
Total	$617,539	1,751	$352,678	103.7	5.6	106

	Nine Months Ended September 30, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$441,609	1,363	$323,998	43.8	3.5
Southeast	407,068	1,231	330,681	26.2	5.2
Northwest	187,253	344	544,340	13.6	2.8
West	351,880	848	414,953	20.7	4.6
Florida	257,392	709	363,035	21.8	3.6
Total	$1,645,202	4,495	$366,007	126.1	4.0

	Nine Months Ended September 30, 2023
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate
Central	$564,580	1,724	$327,483	35.3	5.4
Southeast	397,618	1,216	326,988	24.1	5.6
Northwest	212,885	433	491,651	10.1	4.8
West	256,575	672	381,808	13.3	5.6
Florida	318,508	926	343,961	18.3	5.6
Total	$1,750,166	4,971	$352,075	101.1	5.5

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the nine months ended September 30, 2024 and (ii) the Company’s owned or controlled lots by reportable segment as of September 30, 2024.

	Nine Months Ended September 30, 2024	As of September 30, 2024
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	1,363	20,283	1,842	22,125
Southeast	1,231	14,072	4,239	18,311
Northwest	344	5,478	2,286	7,764
West	848	9,023	3,754	12,777
Florida	709	5,173	2,414	7,587
Total	4,495	54,029	14,535	68,564
(1)Of the 54,029 owned lots as of September 30, 2024, 38,734 were raw/under development lots and 15,295 were finished lots. Finished lots included 2,491 completed homes, including information centers, and 1,977 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Nine Months Ended September 30,
	2024 (4)	2023 (5)
Net orders (1)	4,993	5,646
Cancellation rate (2)	21.6%	22.8%
Ending backlog – homes (3)	1,088	1,377
Ending backlog – value (3)	$417,798	$509,932
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of September 30, 2024, the Company had 212 units related to bulk sales agreements associated with its wholesale business.
(5)As of September 30, 2023, the Company had 273 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com